November 1, 1999



Office of Records
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC 20549

Re:   Dreyfus BASIC Municipal Fund, Inc.:  Dreyfus BASIC Municipal Money
       Market Portfolio   File No. 811-6377


Gentlemen:

      Transmitted for filing is one (1) copy of the Annual Report to Shareholders for the above-referenced Portfolio, as of August 31, 1999, filed in compliance with the provisions of Section 30 of the Investment Company Act of 1940.



                                          Very truly yours,


                                          Christine Brennan